FOR IMMEDIATE RELEASE
DATE: October 23, 2025

Heritage Financial Announces Third Quarter 2025 Results and Declares Regular Cash Dividend of $0.24 Per Share

Third Quarter 2025 Highlights
•Net income was $19.2 million, or $0.55 per diluted share, compared to $12.2 million, or $0.36 per diluted share, for the second quarter of 2025.
•Deposits increased $73.1 million, or 1.3% (5.0% annualized), with noninterest demand deposits increasing 2.1% (8.4% annualized), from the second quarter of 2025.
•Net interest income increased $2.4 million, or 4.3% (17.2% annualized) from the second quarter of 2025.
•Net interest margin increased to 3.64%, an increase of 13 basis points from 3.51% for the second quarter of 2025.
•Yield on loans increased to 5.53%, from 5.50% for the second quarter of 2025.
•Cost of interest bearing deposits decreased to 1.89%, from 1.94% for the second quarter of 2025.
•Declared a regular cash dividend of $0.24 per share on October 22, 2025.
•Heritage announced a definitive agreement to acquire Olympic Bancorp, Inc. on September 25, 2025.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $19.2 million for the third quarter of 2025, compared to $12.2 million for the second quarter of 2025 and $11.4 million for the third quarter of 2024. Diluted earnings per share were $0.55 for the third quarter of 2025, compared to $0.36 for the second quarter of 2025 and $0.33 for the third quarter of 2024.
Bryan McDonald, Chief Executive Officer of the Company, commented, "We are pleased with the continued growth in core earnings driven by our margin expansion as loan yields continue to expand and our deposits costs are decreasing. Net interest income increased 8.3% from the same quarter of 2024. The growth in core deposits has allowed us to reduce borrowings by $245 million, or 64%, in 2025 year to date, which further strengthened our net interest margin in the quarter."
Mr. McDonald continued, "Of course, we are excited about the pending acquisition of Olympic Bancorp and its subsidiary, Kitsap Bank. This acquisition will further enhance the strength of our balance sheet and improve our profitability. We look forward to closing the transaction in the first quarter of 2026.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(Dollars in thousands, except per share amounts)
Net income	$19,169	$12,215	$11,423
Diluted earnings per share	$0.55	$0.36	$0.33
Adjusted diluted earnings per share (1)	$0.56	$0.53	$0.45
Return on average assets(2)	1.09%	0.70%	0.63%
Return on average common equity(2)	8.52	5.57	5.30
Return on average tangible common equity(1)(2)	11.86	7.85	7.62
Adjusted return on average tangible common equity(1)(2)	12.16	11.59	10.42
Net interest margin(2)	3.64	3.51	3.30
Cost of total deposits(2)	1.37	1.40	1.42
Efficiency ratio	63.3	72.7	71.7
Adjusted efficiency ratio(1)	62.4	64.9	65.2
Noninterest expense to average total assets(2)	2.36	2.34	2.18
Total assets	$7,011,879	$7,070,641	$7,153,363
Loans receivable	4,769,160	4,774,855	4,679,479
Total deposits	5,857,464	5,784,413	5,708,492
Loan to deposit ratio(3)	81.4%	82.5%	82.0%
Book value per share	$26.62	$26.16	$25.61
Tangible book value per share(1)	19.46	18.99	18.45
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Total investment securities decreased $33.4 million, or 2.5%, to $1.31 billion at September 30, 2025 from $1.35 billion at June 30, 2025. Investment maturities and repayments totaled $38.5 million during the third quarter of 2025. The decrease was partially offset by a $4.9 million decrease in unrealized losses on available for sale securities.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	September 30, 2025		June 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,642	0.9%	$11,510	0.9%	$132	1.1%
Municipal securities	51,197	3.9	50,215	3.7	982	2.0
Residential CMO and MBS(1)	298,737	22.8	317,214	23.6	(18,477)	(5.8)
Commercial CMO and MBS(1)	255,995	19.5	260,720	19.3	(4,725)	(1.8)
Corporate obligations	7,019	0.5	10,010	0.7	(2,991)	(29.9)
Other asset-backed securities	6,641	0.5	6,783	0.5	(142)	(2.1)
Total	$631,231	48.1%	$656,452	48.7%	$(25,221)	(3.8)%

	September 30, 2025		June 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,297	11.5%	$151,274	11.2%	$23	—%
Residential CMO and MBS(1)	224,654	17.1	232,244	17.3	(7,590)	(3.3)
Commercial CMO and MBS(1)	305,675	23.3	306,304	22.8	(629)	(0.2)
Total	$681,626	51.9%	$689,822	51.3%	$(8,196)	(1.2)%

Total investment securities	$1,312,857	100.0%	$1,346,274	100.0%	$(33,417)	(2.5)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS

Loans receivable decreased $5.7 million, or 0.1%, during the third quarter of 2025 due primarily to an elevated level of prepaid and closed loans, offset partially by new loan production for the quarter. New loans funded increased during the third quarter of 2025 to $174.5 million, compared to $139.9 million during the second quarter of 2025. New loan commitments increased during the third quarter of 2025 to $341.2 million, compared to $267.6 million during the second quarter of 2025. Loan prepayments increased to $75.6 million during the quarter, compared to $58.9 million during the prior quarter. Loan payoffs increased to $55.8 million, compared to $51.0 million in the prior quarter.
Commercial and industrial loans decreased $12.0 million, or 1.4%, during the third quarter of 2025, due primarily to pay downs on outstanding balances, partially offset by new loan production of $65.6 million. Owner-occupied commercial real estate ("CRE") loans increased $7.8 million, or 0.8%, during the third quarter of 2025, due primarily to new loan production of $24.8 million, partially offset by pay downs on outstanding balances. Non-owner occupied CRE loans decreased $1.6 million, or 0.1%, during the quarter, due primarily to loan payoffs, partially offset by new loan production of $50.7 million. Residential real estate loans decreased by $9.1 million, or 2.4%, during the quarter due to loan payoffs. Residential construction loans increased by $12.4 million, or 15.8% during the quarter due primarily to new loan production. Commercial and multifamily construction loans decreased $4.1 million, or 1.1%, during the quarter due primarily to loan payoffs.
The following table summarizes the Company's loans receivable at the dates indicated:

	September 30, 2025		June 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$819,076	17.2%	$831,096	17.4%	$(12,020)	(1.4)%
Owner-occupied CRE	1,022,727	21.4	1,014,891	21.3	7,836	0.8
Non-owner occupied CRE	1,938,190	40.6	1,939,752	40.7	(1,562)	(0.1)
Total commercial business	3,779,993	79.2	3,785,739	79.4	(5,746)	(0.2)
Residential real estate	374,875	7.9	383,927	8.0	(9,052)	(2.4)
Real estate construction and land development:
Residential	90,440	1.9	78,070	1.6	12,370	15.8
Commercial and multifamily	351,196	7.4	355,268	7.4	(4,072)	(1.1)
Total real estate construction and land development	441,636	9.3	433,338	9.0	8,298	1.9
Consumer	172,656	3.6	171,851	3.6	805	0.5
Loans receivable	$4,769,160	100.0%	$4,774,855	100.0%	$(5,695)	(0.1)

Total deposits increased $73.1 million, or 1.3%, to $5.86 billion at September 30, 2025 from $5.78 billion at June 30, 2025. Non-maturity deposits increased by $104.5 million, or 2.2%, from June 30, 2025 due primarily to an increase in customer balances in noninterest bearing demand and interest bearing demand accounts. The increase in non-maturity deposits was partially offset by a decrease of $31.4 million in certificates of deposit accounts. The decline in certificates of deposit accounts was due primarily to the maturity of $25.1 million of brokered certificates of deposit.

The following table summarizes the Company's total deposits at the dates indicated:

	September 30, 2025		June 30, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,617,909	27.6%	$1,584,231	27.4%	$33,678	2.1%
Interest bearing demand deposits	1,526,685	26.1	1,487,208	25.7	39,477	2.7
Money market accounts	1,332,501	22.7	1,308,952	22.6	23,549	1.8
Savings accounts	430,127	7.3	422,372	7.3	7,755	1.8
Total non-maturity deposits	4,907,222	83.7	4,802,763	83.0	104,459	2.2
Certificates of deposit	950,242	16.3	981,650	17.0	(31,408)	(3.2)
Total deposits	$5,857,464	100.0%	$5,784,413	100.0%	$73,051	1.3%
Total borrowings decreased $125.2 million to $138.0 million at September 30, 2025 from $263.2 million at June 30, 2025. All outstanding borrowings at September 30, 2025 were with the Federal Home Loan Bank ("FHLB") and mature within one year.
Total stockholders' equity increased $15.9 million, or 1.8%, to $904.1 million at September 30, 2025 compared to $888.2 million at June 30, 2025 due primarily to $19.2 million of net income recognized for the quarter and a $3.7 million decrease in accumulated other comprehensive loss. These increases were partially offset by $8.3 million in dividends paid to common shareholders during the quarter.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at September 30, 2025.
The following table summarizes the capital ratios for the Company at the dates indicated:

	September 30, 2025	June 30, 2025
Stockholders' equity to total assets	12.9%	12.6%
Tangible common equity to tangible assets (1)	9.8	9.4
Common equity tier 1 capital ratio (2)	12.4	12.2
Leverage ratio (2)	10.5	10.3
Tier 1 capital ratio (2)	12.8	12.6
Total capital ratio (2)	13.8	13.6

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.13% at September 30, 2025 compared to 1.10% at June 30, 2025. The increase in the ACL as a percentage of loans was due primarily to changes in the weighted average life of loans in the real estate construction and land development segment. During the third quarter of 2025, the Company recorded a $1.6 million provision for credit losses on loans, compared to a $0.9 million provision during the second quarter of 2025.
During the third quarter of 2025, the Company recorded a $212,000 provision for credit losses on unfunded commitments compared to a $93,000 provision during the second quarter of 2025. The provision for credit losses on unfunded commitments during the third quarter of 2025 was due primarily to an increase in the unfunded exposure on construction loans.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$52,529	$740	$53,269	$52,160	$647	$52,807	$51,219	$774	$51,993
Provision for (reversal of) credit losses	1,563	212	1,775	863	93	956	2,705	(266)	2,439
(Net charge-offs) / recoveries	(118)	—	(118)	(494)	—	(494)	(2,533)	—	(2,533)
Balance, end of period	$53,974	$952	$54,926	$52,529	$740	$53,269	$51,391	$508	$51,899

Credit Quality
Classified loans (loans rated substandard or worse) decreased $5.3 million from the prior quarter, resulting in the percentage of classified loans to loans receivable decreasing to 2.0% at September 30, 2025 compared to 2.1% at June 30, 2025.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	September 30, 2025		June 30, 2025
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,574,623	95.9%	$4,560,994	95.5%
Special Mention	100,160	2.1	114,146	2.4
Substandard	94,377	2.0	99,715	2.1
Total	$4,769,160	100.0%	$4,774,855	100.0%
Nonaccrual loans increased by $7.7 million during the third quarter of 2025 due primarily to the migration of two residential construction loans totaling $6.7 million. The following table illustrates changes in nonaccrual loans during the periods indicated:

	Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024
	(Dollars in thousands)
Balance, beginning of period	$9,865	$4,438	$3,826
Additions	8,288	7,922	4,990
Net principal payments and transfers to accruing status	(207)	(2,041)	(173)
Payoffs	(137)	—	(1,832)
Charge-offs	(197)	(454)	(2,510)
Balance, end of period	$17,612	$9,865	$4,301
Nonaccrual loans to loans receivable	0.37%	0.21%	0.09%

Liquidity
Total liquidity sources available at September 30, 2025 were $2.51 billion. This includes on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at September 30, 2025 represented a coverage ratio of 42.8% of total deposits and 100.6% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	September 30, 2025	June 30, 2025
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$245,491	$254,096
Unencumbered investment securities available for sale (1)	630,666	655,876
Total on-balance sheet liquidity	$876,157	$909,972
Off-balance sheet liquidity
FRB borrowing availability	$347,119	$346,307
FHLB borrowing availability (2)	1,140,425	977,805
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,632,544	$1,469,112
Total available liquidity	$2,508,701	$2,379,084
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.28 billion at September 30, 2025 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.18 billion.

Net Interest Margin and Net Interest Income
Net interest margin increased 13 basis points to 3.64% during the third quarter of 2025 from 3.51% during the second quarter of 2025.
The yield on interest earning assets increased three basis points to 5.04% for the third quarter of 2025 compared to 5.01% for the second quarter of 2025. The yield on loans receivable increased three basis points to 5.53% during the third quarter of 2025, compared to 5.50% during the second quarter of 2025 as new loans were booked and adjustable rate loans repriced at higher rates.
The cost of interest bearing deposits decreased five basis points to 1.89% for the third quarter of 2025 from 1.94% for the second quarter of 2025. This decrease was primarily due to a decrease in certificate of deposit rates.
Net interest income increased $2.4 million, or 4.3%, during the third quarter of 2025 compared to the second quarter of 2025 due to a $1.0 million increase in total interest income and a decrease in interest expense of $1.4 million.
Net interest margin increased 34 basis points to 3.64% from 3.30% compared to the same period in the prior year. Net interest income increased $4.4 million, or 8.3%, during the third quarter of 2025 compared to the third quarter of 2024. The increase was due primarily to a change in the mix of earning assets to higher yielding loan balances and a decrease in deposit and borrowing interest expense due to lower rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$4,762,648	$66,422	5.53%	$4,768,558	$65,373	5.50%	$4,606,856	$64,138	5.54%
Taxable securities	1,314,374	11,102	3.35	1,374,770	11,579	3.38	1,604,529	13,472	3.34
Nontaxable securities (3)	15,242	138	3.59	15,294	137	3.59	17,482	159	3.62
Interest earning deposits	166,182	1,846	4.41	127,687	1,411	4.43	150,384	2,048	5.42
Total interest earning assets	6,258,446	79,508	5.04%	6,286,309	78,500	5.01%	6,379,251	79,817	4.98%
Noninterest earning assets	747,694			760,634			803,670
Total assets	$7,006,140			$7,046,943			$7,182,921
Interest Bearing Liabilities:
Certificates of deposit	$955,737	$8,822	3.66%	$979,997	$9,349	3.83%	$906,743	$10,052	4.41%
Savings accounts	428,256	296	0.27	425,703	288	0.27	445,926	220	0.20

	Quarter Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest bearing demand and money market accounts	2,833,048	11,003	1.54	2,770,352	10,513	1.52	2,644,827	9,984	1.50
Total interest bearing deposits	4,217,041	20,121	1.89	4,176,052	20,150	1.94	3,997,496	20,256	2.02
Junior subordinated debentures	22,239	474	8.46	22,165	472	8.54	21,946	541	9.81
Borrowings	136,582	1,542	4.48	245,663	2,895	4.73	452,364	6,062	5.33
Total interest bearing liabilities	4,375,862	22,137	2.01%	4,443,880	23,517	2.12%	4,471,806	26,859	2.39%
Noninterest demand deposits	1,625,945			1,602,987			1,677,984
Other noninterest bearing liabilities	112,053			120,268			175,332
Stockholders’ equity	892,280			879,808			857,799
Total liabilities and stockholders’ equity	$7,006,140			$7,046,943			$7,182,921
Net interest income and spread		$57,371	3.03%		$54,983	2.89%		$52,958	2.59%
Net interest margin			3.64%			3.51%			3.30%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $1,054,000, $903,000 and $938,000 for the third quarter of 2025, second quarter of 2025 and third quarter of 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income increased $6.8 million to $8.3 million during the third quarter of 2025 from $1.5 million during the second quarter of 2025. The increase was due primarily to a $6.9 million loss recognized in the second quarter of 2025 resulting from the sale of investment securities as part of the Company's strategic repositioning of its balance sheet. The increase was partially offset by a decrease in bank owned life insurance ("BOLI") income due to nonrecurring death benefit proceeds received in the second quarter of 2025.
Noninterest income increased $6.5 million from the same period in 2024 due primarily to a $6.9 million loss recognized in the third quarter of 2024 resulting from the sale of investment securities as part of the above-mentioned strategic repositioning of the Company's balance sheet. The decrease was partially offset by an increase in gain on sale of other assets, net which was due to the $1.5 million gain on sale of an administrative building recognized during the third quarter of 2024.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2025	June 30, 2025	September 30, 2024	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$3,046	$2,932	$2,788	$114	3.9%	$258	9.3%
Card revenue	2,209	2,008	2,134	201	10.0	75	3.5
Loss on sale of investment securities	—	(6,854)	(6,945)	6,854	100.0	6,945	100.0
Interest rate swap fees	96	19	—	77	405.3	96	—
Bank owned life insurance income	1,008	1,280	860	(272)	(21.3)	148	17.2
Gain on sale of other assets, net	—	5	1,480	(5)	(100.0)	(1,480)	(100.0)
Other income	1,966	2,127	1,520	(161)	(7.6)	446	29.3
Total noninterest income (loss)	$8,325	$1,517	$1,837	$6,808	448.8%	$6,488	353.2%

Noninterest Expense
Noninterest expense increased $0.5 million, or 1.3%, to $41.6 million during the third quarter of 2025, compared to $41.1 million in the second quarter of 2025 due primarily to an increase in compensation and employee benefits resulting from an increase in the accrual for incentive compensation. Professional fees increased due primarily to merger related costs of $630,000 incurred during the third quarter of 2025, offset partially by a reduction in other professional expenses.

Noninterest expense increased $2.3 million, or 5.9%, during the third quarter of 2025 compared to the same period in 2024 due primarily to an increase in compensation and employee benefits due to annual merit increases in base pay and related incentive compensation expense accruals. Professional fees increased due primarily to merger related costs of $630,000 incurred during the third quarter of 2025.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	September 30, 2025	June 30, 2025	September 30, 2024	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$26,082	$25,467	$24,367	$615	2.4%	$1,715	7.0%
Occupancy and equipment	4,665	4,840	4,850	(175)	(3.6)	(185)	(3.8)
Data processing	3,754	3,666	3,964	88	2.4	(210)	(5.3)
Marketing	284	336	128	(52)	(15.5)	156	121.9
Professional services	1,332	1,122	490	210	18.7	842	171.8
State/municipal business and use taxes	1,235	1,205	1,249	30	2.5	(14)	(1.1)
Federal deposit insurance premium	796	810	824	(14)	(1.7)	(28)	(3.4)
Amortization of intangible assets	284	302	399	(18)	(6.0)	(115)	(28.8)
Other expense	3,183	3,337	3,019	(154)	(4.6)	164	5.4
Total noninterest expense	$41,615	$41,085	$39,290	$530	1.3%	$2,325	5.9%

Income Tax Expense
Income tax expense increased $0.9 million to $3.1 million during the third quarter of 2025, compared to $2.2 million during second quarter of 2025 due to an increase in pre-tax income. Impacting the amount of the increase from the prior quarter was the recognition of $515,000 in income tax expense in the second quarter of 2025 related to the surrender of $8.5 million in BOLI policies.
Income tax expense increased $1.5 million in the third quarter of 2025, compared to same period in 2024 due primarily to higher pre-tax income during the third quarter of 2025.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	September 30, 2025	June 30, 2025	September 30, 2024	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$22,306	$14,459	$13,066	$7,847	$9,240
Income tax expense	$3,137	$2,244	$1,643	$893	$1,494
Effective income tax rate	14.1%	15.5%	12.6%	(1.4)%	1.5%

Dividends
On October 22, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on November 19, 2025 to shareholders of record as of the close of business on November 5, 2025.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, October 23, 2025 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 265266 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through November 6, 2025 by dialing (866) 813-9403 -- access code 672978.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a network of 50 branches and one loan production office in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Bryan McDonald, President and Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages, and a potential recession or slowed economic growth; changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; effects on the U.S. economy resulting from the threat or implementation of, or changes to existing, policies and executive orders, including the imposition of tariffs, changes to immigration policy, regulatory and other governmental agencies, DEI and ESG initiatives, consumer protection, foreign policy, and tax regulations; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (by type of geographic area, collateral and industry) within our loan portfolio; disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; rapid technological changes implemented by us and other parties, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and financial technology companies; our ability to implement our organic and acquisition growth strategies, including the pending acquisition of Olympic; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions, including the pending acquisition of Olympic; loss of, or inability to attract, key personnel; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our clients; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
Additional Information and Where to Find It
The Company will file a registration statement on Form S-4 with the SEC in connection with the proposed acquisition of Olympic. The registration statement will include a joint proxy statement of the Company and Olympic that also constitutes a prospectus of the Company, which will be sent to the shareholders of the Company and Olympic. The Company and Olympic shareholders are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the Company, Olympic and the proposed transaction. When filed, this document and other documents relating to the merger filed by the Company can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the Company’s website at hf-wa.com under the tab “Financials.” Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company, Attn: Investor Relations, 201 Fifth Avenue S.W., Olympia, Washington 98501 or by calling (360) 943-1500 or from Olympic, upon written request to Olympic Bancorp, Inc., Attn: Corporate Secretary, PO Box 9, Port Orchard WA 98366. The contents of the website referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.
Participants in This Transaction
This release does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, Olympic, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Olympic in connection with the proposed merger under SEC rules. Information about the directors and executive officers of the Company and Olympic will be included in the joint proxy statement/prospectus for the proposed merger filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”
Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement of the Company relating to its 2025 Annual Meeting of Shareholders filed with the SEC on March 21, 2025 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2025 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	September 30, 2025	June 30, 2025	December 31, 2024
Assets
Cash on hand and in banks	$74,030	$90,754	$58,821
Interest earning deposits	171,461	163,342	58,279
Cash and cash equivalents	245,491	254,096	117,100
Investment securities available for sale, at fair value (amortized cost of $674,108, $704,207 and $835,592, respectively)	631,231	656,452	764,394
Investment securities held to maturity, at amortized cost (fair value of $628,049, $629,658 and $623,452, respectively)	681,626	689,822	703,285
Total investment securities	1,312,857	1,346,274	1,467,679
Loans receivable	4,769,160	4,774,855	4,802,123
Allowance for credit losses on loans	(53,974)	(52,529)	(52,468)
Loans receivable, net	4,715,186	4,722,326	4,749,655
Premises and equipment, net	70,382	71,111	71,580
Federal Home Loan Bank stock, at cost	10,473	16,107	21,538
Bank owned life insurance	105,464	104,456	111,699
Accrued interest receivable	19,146	18,559	19,483
Prepaid expenses and other assets	289,677	294,225	303,452
Other intangible assets, net	2,264	2,548	3,153
Goodwill	240,939	240,939	240,939
Total assets	$7,011,879	$7,070,641	$7,106,278

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,617,909	$1,584,231	$1,654,955
Interest bearing deposits	4,239,555	4,200,182	4,029,658
Total deposits	5,857,464	5,784,413	5,684,613
Borrowings	138,000	263,200	383,000
Junior subordinated debentures	22,277	22,204	22,058
Accrued expenses and other liabilities	90,074	112,612	153,080
Total liabilities	6,107,815	6,182,429	6,242,751

Common stock	529,949	528,758	531,674
Retained earnings	407,561	396,643	387,097
Accumulated other comprehensive loss, net	(33,446)	(37,189)	(55,244)
Total stockholders' equity	904,064	888,212	863,527
Total liabilities and stockholders' equity	$7,011,879	$7,070,641	$7,106,278

Shares outstanding	33,956,738	33,953,194	33,990,827

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest Income
Interest and fees on loans	$66,422	$65,373	$64,138	$196,231	$182,608
Taxable interest on investment securities	11,102	11,579	13,472	34,420	42,462
Nontaxable interest on investment securities	138	137	159	414	505
Interest on interest earning deposits	1,846	1,411	2,048	4,309	5,177
Total interest income	79,508	78,500	79,817	235,374	230,752
Interest Expense
Deposits	20,121	20,150	20,256	59,760	55,097
Junior subordinated debentures	474	472	541	1,417	1,627
Borrowings	1,542	2,895	6,062	8,153	18,427
Total interest expense	22,137	23,517	26,859	69,330	75,151
Net interest income	57,371	54,983	52,958	166,044	155,601
Provision for credit losses	1,775	956	2,439	2,782	5,099
Net interest income after provision for credit losses	55,596	54,027	50,519	163,262	150,502
Noninterest Income
Service charges and other fees	3,046	2,932	2,788	8,953	8,393
Card revenue	2,209	2,008	2,134	5,950	5,903
Loss on sale of investment securities, net	—	(6,854)	(6,945)	(10,741)	(18,839)
Gain on sale of loans, net	—	—	—	—	26
Interest rate swap fees	96	19	—	115	52
Bank owned life insurance income	1,008	1,280	860	3,206	2,711
Gain on sale of other assets, net	—	5	1,480	8	1,529
Other income	1,966	2,127	1,520	6,254	4,408
Total noninterest income (loss)	8,325	1,517	1,837	13,745	4,183
Noninterest Expense
Compensation and employee benefits	26,082	25,467	24,367	77,348	74,291
Occupancy and equipment	4,665	4,840	4,850	14,431	14,547
Data processing	3,754	3,666	3,964	11,317	10,879
Marketing	284	336	128	955	583
Professional services	1,332	1,122	490	3,188	1,852
State/municipal business and use taxes	1,235	1,205	1,249	3,660	3,709
Federal deposit insurance premium	796	810	824	2,418	2,431
Amortization of intangible assets	284	302	399	889	1,241
Other expense	3,183	3,337	3,019	9,877	9,223
Total noninterest expense	41,615	41,085	39,290	124,083	118,756
Income before income taxes	22,306	14,459	13,066	52,924	35,929
Income tax expense	3,137	2,244	1,643	7,629	4,599
Net income	$19,169	$12,215	$11,423	$45,295	$31,330

Basic earnings per share	$0.56	$0.36	$0.33	$1.33	$0.91
Diluted earnings per share	$0.55	$0.36	$0.33	$1.31	$0.90
Dividends declared per share	$0.24	$0.24	$0.23	$0.72	$0.69
Average shares outstanding - basic	33,953,810	34,028,592	34,322,069	34,009,010	34,584,851
Average shares outstanding - diluted	34,413,386	34,446,710	34,658,674	34,481,877	35,002,375

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Nine Months Ended September 30,
	2025			2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable(2)(3)	$4,774,926	$196,231	5.49%	$4,475,642	$182,608	5.45%
Taxable securities	1,371,957	34,420	3.35	1,699,995	42,462	3.34
Nontaxable securities(3)	15,406	414	3.59	19,193	505	3.51
Interest earning deposits	130,253	4,309	4.42	126,970	5,177	5.45
Total interest earning assets	6,292,542	235,374	5.00%	6,321,800	230,752	4.88%
Noninterest earning assets	759,206			805,790
Total assets	$7,051,748			$7,127,590
Interest Bearing Liabilities:
Certificates of deposit	$971,933	$27,841	3.83%	$826,575	$26,852	4.34%
Savings accounts	426,767	877	0.27	457,989	640	0.19
Interest bearing demand and money market accounts	2,770,162	31,042	1.50	2,643,478	27,605	1.39
Total interest bearing deposits	4,168,862	59,760	1.92	3,928,042	55,097	1.87
Junior subordinated debentures	22,164	1,417	8.55	21,874	1,627	9.94
Borrowings	233,504	8,153	4.67	484,300	18,427	5.08
Total interest bearing liabilities	4,424,530	69,330	2.10%	4,434,216	75,151	2.26%
Noninterest demand deposits	1,620,047			1,657,867
Other noninterest bearing liabilities	127,505			186,081
Stockholders’ equity	879,666			849,426
Total liabilities and stockholders’ equity	$7,051,748			$7,127,590
Net interest income and spread		$166,044	2.90%		$155,601	2.62%
Net interest margin			3.53%			3.29%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $2.7 million and $2.7 million for the nine months ended September 30, 2025 and 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Allowance for Credit Losses on Loans:
Balance, beginning of period	$52,529	$52,160	$51,219	$52,468	$47,999
Provision for credit losses on loans	1,563	863	2,705	2,417	5,879
Charge-offs:
Commercial business	(195)	(454)	(2,560)	(871)	(2,949)
Residential real estate	(27)	—	—	(27)	—
Consumer	(152)	(104)	(85)	(410)	(446)
Total charge-offs	(374)	(558)	(2,645)	(1,308)	(3,395)
Recoveries:
Commercial business	219	18	72	263	807
Residential real estate	1	—	—	1	—
Consumer	36	46	40	133	101
Total recoveries	256	64	112	397	908
Net (charge-offs) recoveries	(118)	(494)	(2,533)	(911)	(2,487)
Balance, end of period	$53,974	$52,529	$51,391	$53,974	$51,391
Net charge-offs on loans to average loans receivable annualized	0.01%	0.04%	0.22%	0.03%	0.07%

	September 30, 2025	June 30, 2025	December 31, 2024
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$3,418	$2,916	$3,919
Residential real estate	1,290	832	—
Real estate construction and land development	12,760	5,969	—
Consumer	144	148	160
Total nonaccrual loans	17,612	9,865	4,079
Accruing loans past due 90 days or more	3,338	8,613	1,195
Total nonperforming loans	20,950	18,478	5,274
Other real estate owned	—	—	—
Nonperforming assets	$20,950	$18,478	$5,274

ACL on loans to:
Loans receivable	1.13%	1.10%	1.09%
Nonaccrual loans	306.46%	532.48%	1,286.30%
Nonaccrual loans to loans receivable	0.37%	0.21%	0.08%
Nonperforming loans to loans receivable	0.44%	0.39%	0.11%
Nonperforming assets to total assets	0.30%	0.26%	0.07%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Earnings:
Net interest income	$57,371	$54,983	$53,690	$53,763	$52,958
Provision for credit losses	1,775	956	51	1,183	2,439
Noninterest income	8,325	1,517	3,903	3,290	1,837
Noninterest expense	41,615	41,085	41,383	39,540	39,290
Net income	19,169	12,215	13,911	11,928	11,423
Basic earnings per share	$0.56	$0.36	$0.41	$0.35	$0.33
Diluted earnings per share	$0.55	$0.36	$0.40	$0.34	$0.33
Adjusted diluted earnings per share (1)	$0.56	$0.53	$0.49	$0.51	$0.45
Average Balances:
Loans receivable	$4,762,648	$4,768,558	$4,793,917	$4,717,748	$4,606,856
Total investment securities	1,329,616	1,390,064	1,443,662	1,530,348	1,622,011
Total interest earning assets	6,258,446	6,286,309	6,333,697	6,367,371	6,379,251
Total assets	7,006,140	7,046,943	7,103,227	7,149,294	7,182,921
Total interest bearing deposits	4,217,041	4,176,052	4,112,343	4,011,793	3,997,496
Total noninterest demand deposits	1,625,945	1,602,987	1,631,268	1,703,357	1,677,984
Stockholders' equity	892,280	879,808	866,629	868,308	857,799
Financial Ratios:
Return on average assets (2)	1.09%	0.70%	0.79%	0.66%	0.63%
Return on average common equity (2)	8.52	5.57	6.51	5.46	5.30
Return on average tangible common equity (1)(2)	11.86	7.85	9.22	7.81	7.62
Adjusted return on average tangible common equity (1)(2)	12.16	11.59	11.21	11.59	10.42
Efficiency ratio	63.3	72.7	71.9	69.3	71.7
Adjusted efficiency ratio (1)	62.4	64.9	67.3	64.4	65.2
Noninterest expense to average total assets (2)	2.36	2.34	2.36	2.20	2.18
Net interest spread (2)	3.03	2.89	2.79	2.66	2.59
Net interest margin (2)	3.64	3.51	3.44	3.36	3.30
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Select Balance Sheet:
Total assets	$7,011,879	$7,070,641	$7,129,862	$7,106,278	$7,153,363
Loans receivable	4,769,160	4,774,855	4,764,848	4,802,123	4,679,479
Total investment securities	1,312,857	1,346,274	1,413,903	1,467,679	1,572,179
Total deposits	5,857,464	5,784,413	5,845,335	5,684,613	5,708,492
Noninterest demand deposits	1,617,909	1,584,231	1,621,890	1,654,955	1,682,219
Stockholders' equity	904,064	888,212	881,515	863,527	874,514
Financial Measures:
Book value per share	$26.62	$26.16	$25.85	$25.40	$25.61
Tangible book value per share (1)	19.46	18.99	18.70	18.22	18.45
Stockholders' equity to total assets	12.9%	12.6%	12.4%	12.2%	12.2%
Tangible common equity to tangible assets (1)	9.8	9.4	9.3	9.0	9.1
Loans to deposits ratio	81.4	82.5	81.5	84.5	82.0
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.4%	12.2%	12.2%	12.0%	12.3%
Leverage ratio	10.5	10.3	10.2	10.0	9.9
Tier 1 capital ratio	12.8	12.6	12.6	12.4	12.7
Total capital ratio	13.8	13.6	13.6	13.3	13.6
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.13%	1.10%	1.09%	1.09%	1.10%
Nonaccrual loans	306.5	532.5	1,175.3	1,286.3	1,194.9
Nonaccrual loans to loans receivable	0.37	0.21	0.09	0.08	0.09
Nonperforming loans to loans receivable	0.44	0.39	0.09	0.11	0.21
Nonperforming assets to total assets	0.30	0.26	0.06	0.07	0.13
Net charge-offs on loans to average loans receivable (3)	0.01	0.04	0.03	0.00	0.22
Criticized Loans by Credit Quality Rating:
Special mention	$100,160	$114,146	$113,704	$110,725	$99,078
Substandard	94,377	99,715	64,387	68,318	71,977
Other Metrics:
Number of branches	50	50	50	50	50
Deposits per branch	$117,149	$115,688	$116,907	$113,692	$114,170
Average number of full-time equivalent employees	749	745	757	751	749
Average assets per full-time equivalent employee	9,354	9,459	9,383	9,520	9,590
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.

The Company believes that presenting the adjusted diluted earnings per share provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Diluted Earnings per Share and Adjusted Diluted Earnings per Share:
Net income (GAAP)	$19,169	$12,215	$13,911	$11,928	$11,423
Exclude loss on sale of investment securities, net	—	6,854	3,887	3,903	6,945
Exclude merger related costs	635	—	—	—	—
Exclude gain on sale of premises and equipment	—	(5)	(3)	(23)	(1,480)
Exclude tax effect of adjustment	(133)	(1,438)	(816)	(815)	(1,148)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	508	—
Exclude tax expense related to BOLI restructuring	—	515	—	2,371	—
Adjusted net income (non-GAAP)	$19,671	$18,141	$16,979	$17,872	$15,740

Average number of diluted shares outstanding	34,413,386	34,446,710	34,506,238	34,553,139	34,658,674

Diluted earnings per share (GAAP)	$0.55	$0.36	$0.40	$0.34	$0.33
Adjusted diluted earnings per share (non-GAAP)	$0.56	$0.53	$0.49	$0.51	$0.45

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$904,064	$888,212	$881,515	$863,527	$874,514
Exclude intangible assets	(243,203)	(243,487)	(243,789)	(244,092)	(244,491)
Tangible common equity (non-GAAP)	$660,861	$644,725	$637,726	$619,435	$630,023

Total assets (GAAP)	$7,011,879	$7,070,641	$7,129,862	$7,106,278	$7,153,363
Exclude intangible assets	(243,203)	(243,487)	(243,789)	(244,092)	(244,491)
Tangible assets (non-GAAP)	$6,768,676	$6,827,154	$6,886,073	$6,862,186	$6,908,872

Stockholders' equity to total assets (GAAP)	12.9%	12.6%	12.4%	12.2%	12.2%
Tangible common equity to tangible assets (non-GAAP)	9.8%	9.4%	9.3%	9.0%	9.1%

Shares outstanding	33,956,738	33,953,194	34,105,516	33,990,827	34,153,539

Book value per share (GAAP)	$26.62	$26.16	$25.85	$25.40	$25.61
Tangible book value per share (non-GAAP)	$19.46	$18.99	$18.70	$18.22	$18.45

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$19,169	$12,215	$13,911	$11,928	$11,423
Add amortization of intangible assets	284	302	303	399	399
Exclude tax effect of adjustment	(60)	(63)	(64)	(84)	(84)
Tangible net income (non-GAAP)	$19,393	$12,454	$14,150	$12,243	$11,738

Tangible net income (non-GAAP)	$19,393	$12,454	$14,150	$12,243	$11,738
Exclude loss on sale of investment securities, net	—	6,854	3,887	3,903	6,945
Exclude merger related costs	635	—	—	—	—
Exclude gain on sale of premises and equipment	—	(5)	(3)	(23)	(1,480)
Exclude tax effect of adjustment	(133)	(1,438)	(816)	(815)	(1,148)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	508	—
Exclude tax expense related to BOLI restructuring	—	515	—	2,371	—
Adjusted tangible net income (non-GAAP)	$19,895	$18,380	$17,218	$18,187	$16,055

Average stockholders' equity (GAAP)	$892,280	$879,808	$866,629	$868,308	$857,799
Exclude average intangible assets	(243,350)	(243,651)	(243,945)	(244,302)	(244,706)
Average tangible common stockholders' equity (non-GAAP)	$648,930	$636,157	$622,684	$624,006	$613,093

Return on average common equity, annualized (GAAP)	8.52%	5.57%	6.51%	5.46%	5.30%
Return on average tangible common equity, annualized (non-GAAP)	11.86%	7.85%	9.22%	7.81%	7.62%
Adjusted return on average tangible common equity, annualized (non-GAAP)	12.16%	11.59%	11.21%	11.59%	10.42%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$41,615	$41,085	$41,383	$39,540	$39,290
Exclude merger related costs	$635	$—	$—	$—	$—
Adjusted noninterest expense (non-GAAP)	$40,980	$41,085	$41,383	$39,540	$39,290

Net interest income (GAAP)	$57,371	$54,983	$53,690	$53,763	$52,958

Total noninterest income (GAAP)	$8,325	$1,517	$3,903	$3,290	$1,837
Exclude loss on sale of investment securities, net	—	6,854	3,887	3,903	6,945
Exclude gain on sale of premises and equipment	—	(5)	(3)	(23)	(1,480)
Exclude BOLI restructuring costs included in BOLI Income	—	—	—	508	—
Adjusted total noninterest income (non-GAAP)	$8,325	$8,366	$7,787	$7,678	$7,302

Efficiency ratio (GAAP)	63.3%	72.7%	71.9%	69.3%	71.7%
Adjusted efficiency ratio (non-GAAP)	62.4%	64.9%	67.3%	64.4%	65.2%